UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

Aemetis, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36475	26-1407544
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification Number

20400 Stevens Creek Blvd., Suite 700
Cupertino, CA 95014
(Address of principal executive office)

(408) 213-0940
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Title of class of registered securities	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	AMTX	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On December 22, 2023, Aemetis Biogas 1 LLC, as borrower (“Borrower”), and Aemetis Biogas Holdings LLC, as guarantor (“Guarantor”), each a subsidiary of Aemetis, Inc., entered into a Term Loan Agreement and Promissory Note (collectively, the “Loan Agreement”) with Greater Nevada Credit Union (“Lender”).

Pursuant to the Loan Agreement, the Lender has provided a principal amount of $25 million to Borrower under a term loan (the “Loan”) for use to pay-off and refinance a construction loan previously provided to Borrower by Lender. That construction loan was used by Borrower to construct anaerobic digesters and associated equipment for the production of biogas at five dairies.

Material terms of the Loan include: (i) an initial interest rate of 9.25% per annum, to be adjusted every five years thereafter to be equal to the five-year Constant Maturity U.S. Treasury Rate as of the adjustment date, plus 5.00%, (ii) payments of interest only for 12 months to be paid in monthly installments beginning January 22, 2024, (iii) payments of equal combined monthly installments of principal and interest beginning on January 22, 2025, and (iv) a maturity date of December 22, 2042, at which time the entire unpaid principal amount, together with accrued and unpaid interest thereon, shall become due and payable. The Loan Agreement also contains financial covenants, other affirmative and negative covenants, representations and warranties, events of default, and supporting agreements customary for loan agreements of this nature. The Loan is secured by all personal property collateral and real property collateral of Borrower.

The foregoing description of the Loan Agreement is not intended to be complete and is qualified in its entirety by reference to the text of the Loan Agreement, which is filed as Exhibit 10.1 and incorporated by reference into this Item 1.01. The representations, warranties and covenants contained in the Loan Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the agreement.

Item 2.03 Creation of a Direct Financial Obligation

To the extent required, the information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Exhibits

Exhibit
Number     Description of the Exhibit

10.1*         Term Loan Agreement, dated as of December 22, 2023, among Aemetis Biogas 1 LLC, as borrower, Aemetis Biogas Holdings LLC, as guarantor, and Greater Nevada Credit Union, as lender, and associated Promissory Note
104            Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits to the Loan Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEMETIS, INC.

December 29, 2023	/s/ Eric A. McAfee
Eric A. McAfee
Chair and Chief Executive Officer